                                                                      Exhibit 23




                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43907) pertaining to the Commercial Intertech Retirement Stock Ownership and Savings Plan of our report dated June 24, 1997, with respect to the financial statements and schedules of the Commercial Intertech Retirement Stock Ownership and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                             Ernst & Young LLP





Cleveland, Ohio
June 24, 1997